                                                                   EXHIBIT 10.45

                                                CONFIDENTIAL TREATMENT REQUESTED

                 FIRST AMENDMENT TO MASTER FACILITIES AGREEMENT
                          AND ASSIGNMENT AND ASSUMPTION

         This Amendment to the Master Facilities Agreement (the "Facilities Agreement") between Fiber Technologies Operating Company, LLC and Choice One Communications Inc. dated May 31, 2000 is entered into as of the _________ day of December, 2001 between FIBER TECHNOLOGIES CONSTRUCTION COMPANY, L.L.C. F/K/A/ FIBER TECHNOLOGIES OPERATING COMPANY, LLC ("FTCC"), a Delaware limited liability company having its principal place of business at 140 Allens Creek Road, Rochester, New York 14618, FIBER TECHNOLOGIES NETWORKS, L.L.C. ("FTN"), a New York limited liability company having its principal place of business at 140 Allens Creek Road, Rochester, New York 14618 and CHOICE ONE COMMUNICATIONS INC. ("CHOICE"), a Delaware corporation having its principal place of business at 100 Chestnut Street, Suite 600, Rochester, New York 14604 (hereinafter, each individually, "Party," and collectively, the "Parties").

                                    RECITALS

         WHEREAS, the Parties entered into the Facilities Agreement dated May 31, 2000, which Facilities Agreement governs the rights and obligations of the Parties; and

         WHEREAS, it is in the mutual interest of the Parties to amend the Facilities Agreement to replace certain of the original Exhibits with Revised Exhibits; and

WHEREAS, FTCC desires to assign all of its rights and obligations under the Facilities Agreement to FTN; and

WHEREAS, FTN desires to assume all of the rights and obligations of FTCC under the Facilities Agreement; and

         WHEREAS, consent of CHOICE is required for such assignment pursuant to paragraph 21 of the Facilities Agreement;

         WHEREAS, both Parties agreed on November 30, 2000 to make modifications to their understanding of the initial Master Facilities Agreement in the attached document including changes and updates to Exhibit A, A-1 and D. These understandings are hereby confirmed.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.       Amendment.

    A. Exhibit A, as attached to the Facilities Agreement, shall be deleted and removed from the Facilities Agreement and shall be replaced with Revised Exhibit A in the form attached hereto. All references in the Facilities Agreement to Exhibit A shall hereafter be deemed to refer to Revised Exhibit A.

    B. Exhibit A-1, as attached to the Facilities Agreement, shall be deleted and removed from the Facilities Agreement and shall be replaced with Revised Exhibit A-1 in the form attached hereto. All references in the Facilities Agreement to Exhibit A-1 shall hereafter be deemed to refer to Revised Exhibit A-1. It is noted that Exhibit A-1 is for the purposes of depicting the basic network design including the COs that the network connects to, the distances between such COs, and whether Grantor provides single or diverse entrance into each CO, and the method of such. Grantor will provide other means of depicting the specifics regarding building entry.

    C. Exhibit C, as attached to the Facilities Agreement, shall be deleted and removed from the Facilities Agreement and shall be replaced with Revised Exhibit C in the form attached hereto. All references in the Facilities Agreement to Exhibit C shall hereafter be deemed to refer to Revised Exhibit C.

    D. Exhibit D, as attached to the Facilities Agreement, shall be deleted and removed from the Facilities Agreement and shall be replaced with Revised Exhibit D in the form attached hereto. All references in the Facilities Agreement to Exhibit D shall hereafter be deemed to refer to Revised Exhibit D.

    E. Exhibit E, as attached to the Facilities Agreement, shall be deleted and removed from the Facilities Agreement and shall be replaced with Revised Exhibit E in the form attached hereto. All references in the Facilities Agreement to Exhibit E shall hereafter be deemed to refer to Revised Exhibit E.

    F. Exhibit F, as attached to the Facilities Agreement, shall be deleted and removed from the Facilities Agreement and shall be replaced with Revised Exhibit F in the form attached hereto. All references in the Facilities Agreement to Exhibit F shall hereafter be deemed to refer to Revised Exhibit F.

    G. Exhibit G, as attached to the Facilities Agreement, shall be deleted and removed from the Facilities Agreement and shall be replaced with Revised Exhibit G in the form attached hereto. All references in the Facilities Agreement to Exhibit G shall hereafter be deemed to refer to Revised Exhibit G.

    H. Outstanding Issues. Parties will mutually agree at a later date: a) Columbus City Route, based on H. b) Within 30 days of the execution of this Amendment, Grantor and Grantee will have agreed in writing, by means of signature on each map in Revised Exhibit A, the final design specifications for each City Route.

2. Discount for Changes. Grantor agrees to provide dual/diverse/single entrance as depicted in Exhibit A-1 by color coding. At time of delivery, if any COs are delivered in a less diverse method than represented in Exhibit A-1, Grantor will provide a 20% discount to the use charge for affected segments until such time as those segments can be augmented to match the parameters of Exhibit A-1. Grantee has right to accept such deviances without discount to affected segments.

3. Definition for Dual Entrance. Parties agree to the following definition of Dual Entrance. Grantor will use commercially reasonable efforts to provide dual entrance into all contracted central offices connected to the individual City Routes. Dual entrance will be accomplished through diverse entrance paths into the central office or diverse entrance into manhole zero depending on availability. If diverse entrance into the central office and manhole zero are both unavailable, then diverse entrance into manhole zero minus 1 or 2 is acceptable as long as the manholes are in close proximity to the central office. Close proximity is agreed to be considered within 150 feet. No single path, aerial road crossings to the central office will be acceptable.

                                 Central Office
                                Entry Description

           Entry depicted with following colors on Network Design Maps

                                      [MAP]

4. Subsequent Network Design Changes. In the event that any changes are made to the Network designs as depicted and agreed to in the attached Exhibit A-1, both parties must mutually agree and sign off on the changes. If the change results in a necessity to utilize a collapsed ring, FTN will provide Choice One the fibers to do so at no charge until FTN eliminates the collapsed ring. In addition, FTN will compensate Choice One with a $10,000 penalty per incident.

5. Assignment and Assumption. FTCC hereby assigns and transfers all of its rights, title, interest and obligations under the Facilities Agreement to FTN and FTN hereby accepts such assignment and assumes all obligations of FTCC and is hereby bound by all of the terms and conditions of the Facilities Agreement.

6. Consent of Choice. As part of the Amendment herein, Choice hereby consents and agrees to the assignment and assumption as set forth in Paragraph 3 above.

7. Restatement. Paragraphs 22 and 27 through 33 of the Facilities Agreement are incorporated and restated by reference herein and shall apply both to this Amendment and to the Facilities Agreement.

8.       Design Maps.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Portions of this agreement have been omitted and filed separately with the Commission pursuant to an application for confidential treatment under Rule 24b-2.

         IN WITNESS WHEREOF the parties have executed this First Amendment to the Facilities Agreement as of ____________, 2001.

                                                    FIBER TECHNOLOGIES
                                     CONSTRUCTION COMPANY L.L.C. f/k/a FIBER
                                     TECHNOLOGIES OPERATING COMPANY, LLC
                                                    By: FIBERTECH NETWORKS,
                                     LLC

                                     By: /s/ Frank Chiaino
                                         ---------------------------------------
                                         Frank Chiaino, Chief Operating Officer

                                     FIBER TECHNOLOGIES NETWORKS, L.L.C.
                                                        By: FIBERTECH NETWORKS,
                                     LLC

                                     By: /s/ Frank Chiaino
                                         ---------------------------------------
                                         Frank Chiaino, Chief Operating Officer

                                     CHOICE ONE COMMUNICATIONS INC.

                                     By: /s/ Steve M. Dubnik
                                         ---------------------------------------
                                         Steve M. Dubnik
                                         President and CEO

                                  Amendment One
                                   EXHIBIT "A"

                [Confidential Treatment sought for this Schedule]

                                  Amendment One
                                  EXHIBIT "A-1"

                [Confidential Treatment sought for this Schedule]

                                  AMENDMENT ONE
                                   EXHIBIT "C"

                [Confidential Treatment sought for this Schedule]

                                  Amendment One
                                   EXHIBIT "D"
                       PROPOSED SCHEDULE FOR INSTALLATION

                [Confidential Treatment sought for this Schedule]

                                  Amendment One
                               REVISED EXHIBIT "E"

                                   USE CHARGE

                [Confidential Treatment sought for this Schedule]

AMENDMENT ONE
                                   EXHIBIT "F"

FIBER SPLICING, TESTING AND ACCEPTANCE STANDARDS

1. FIBER CABLE REEL ACCEPTANCE TESTING

Fiber Technologies shall be responsible for on-reel verification prior to placement. Fiber Technologies may elect to test each fiber on every reel with an OTDR in one direction at 1310 and 1550nm to determine the continuity of the fiber cable. Tester shall immediately notify Fiber Technologies in writing of any damaged or non-conforming fibers.

2. BONDING AND GROUNDING

Fiber Technologies shall perform bonding and grounding of call cables requiring it. All bonding and grounding shall be performed in accordance with the splice case manufacturer's standard practice and installation manuals.

All bonds shall be clean and free of debris and sealed within the splice closure.

Grounding and ground rod placement is to be done as per design.

Fiber Technologies is to be responsible for supplying all grounding material such as ground rods, ground lugs and ground wire.

3. INITIAL CONSTRUCTION TESTING

During initial construction, Fiber Technologies shall use an optical time domain reflectometer (OTDR) or LID System (Light Injection/Detection) to test splices and shall use an OTDR and a 1-km launch reel to test pigtail connectors. Such initial construction tests shall be uni-directional and performed at 1310 and 1550nm.

4. SPLICING AND TERMINATIONS

Fibers shall be spliced with one to one correspondence. All splicing shall be done in accordance with Fiber Technologies specifications and manufacturer's recommendations.

All fibers are to be fusion spliced and organized, placed and secured in the splice closure equipment provided by Fiber Technologies.

5. END-TO-END TESTING

After tester has provided end-to-end connectivity on the fibers, continuity tests will be done to verify that no fibers have been transposed or crossed in any of the splice points. Loss measurements will be recorded using a laser source and a power meter at 1310 and 1550nm. OTDR traces will be taken at 1310 and 1550nm and splice loss measurements will be recorded. Fiber Technologies will save each OTDR trace to diskette and provide to customer for evaluation. In addition, Fiber Technologies is to provide power meter test data to customer in hard copy on supplied forms.

It is imperative to verify that all fibers have one to one continuity on the new cable. This will be done at the fiber level, not just the pigtail level. For each pigtail, visual inspection will be used to verify fiber color and buffer color. Once the fiber color and the buffer color have been recorded, power meters will be attached. Then at the far end, visual inspection should be used to verify the fiber color and the buffer tube color of the fiber receiving the signal. Then power level readings should be taken in the opposite direction. The power measurements should be made at 1310 and 1550nm unless otherwise specified.

The test results for the bi-directional OTDR testing are as follows:

     5.1 The objective for each splice is a loss of .10 dB utilizing OTDR and GN Nettest reporting software. If after five (5) splice attempts, splicer is not able to produce a loss value of .10 dB or less, splicer will notify the Fiber Technologies on-site Project Manager and perform an additional (3) attempts, which will be documented by the Project Manager. If after the (3) attempts, the splicer cannot obtain the .10 dB loss value, then the splice will be marked as Out of Spec (OOS) and initialed by the Fiber Technologies Project Manager on the data sheet.

On the attached data sheets, all cable information will be filled in by splicer and verified by a Fiber Technologies representative. These two forms are to contain the following information:

     5.2 The End-to-End Attenuation Loss Power Meter Test Form will be used to verify continuity from end to end. In addition, the power level readings taken with a laser source and power meter must be recorded for every fiber on this sheet. In the column marked fiber, the fiber color must be recorded. In the buffer column, the buffer tube or ribbon color must be recorded.

OTDR testing to be conducted at 1310 and 1550nm unless specified.

All fibers inclusive to any span will be OTDR tested using the same range/resolution and pulse width settings to insure consistency in the test results.

Use of 3:00 minute averaging, a minimum for each span.

NOTE: If Fiber Technologies determines that a 3:00 minute sample period is too long and Fiber Technologies can obtain a "good" trace representation of the fiber being tested then a reduced sampling period will be applied.

Traces will be stored electronically on a 3.5" floppy diskette storage media. Customer's traces will be supplied to customer.

The trace file format and file labeling will be designated by Fiber Technologies prior to any testing.

Fiber Technologies shall provide customer with copies of all OTDR shots on the customer's fibers within 30 days of completed construction.

6. POST CONSTRUCTION TESTING

After performing permanent re-splicing (in conjunction with repair of a cable cut, replacement of a segment of cable, or other work after initial installation and splicing of the cable), the test procedures set forth in the End-to-End Testing section, shall apply to the relevant fiber and cable segments. The provisions in the OTDR Equipment and Settings section and the Acceptance Test Deliverables that are relevant to such testing shall also apply. Fiber Technologies may, after completing construction of its System, adopt any alternative methods of testing that are generally accepted in the industry and that provide sufficient data to fulfill the objectives of the tests set forth in this exhibit.

7. OTDR EQUIPMENT AND SEETINGS

Fiber Technologies shall use OTDR equipment and settings that are, in its reasonable opinion, suitable for performing accurate measurements of the fiber installed. Such equipment and settings shall include, without limitation, the equipment and settings described below.

Fiber Technologies has approved the following OTDRs and settings for acceptance testing: the Laser Precision TDx000 series and CMA4000 models and compatible models.

Fiber Technologies has approved the following settings for various OTDR tests:

Index of refraction settings:

                       1310 nm        1550nm
                       -------        ------
Lucent Truwave         1.4738         1.4732
Corning SMF-28         1.4675         1.4681
Corning SMF-LS         1.4710         1.4700
Corning LEAF           1.4700         1.4690
Sumitomo fiber         1.4670         1.4670
Lucent Allwave         1.4660         1.4670

Test of pigtail connector and its associated splice:

TDx000 Series                      CMA4000
-------------                      -------
4km Range                                 4km range
30 ns Pulse                               50 nm Pulse
1 m Resolution                     1 m Resolution
Medium Averaging                          Medium Averaging

End-to-End Segment OTDR Testing:

TDx000 Series                      CMA4000
-------------                      -------
64 km Range                                 100 km Range
500 ns Pulse                                250 ns Pulse
4 m Resolution                     4 m Resolution
Medium Averaging                            Medium Averaging

NOTE: If the end points are more than 64 kilometers apart, Fiber Technologies currently uses a TD3000 set at 128 km range setting and performs bi-directional testing only at 1310 and 1550nm.

8. ACCEPTANCE TEST DELIVERABLES

Fiber Technologies shall provide data sheets or computer media containing the following information for the relevant fibers and cable segments.

     - Verification of end-to-end fiber continuity with power level readings for each fiber taken with a light source and power meter. Figure "A" attached.

     - Verification of loss at each splice point to be below 0.3 dB as well as the final bi-directional OTDR test data, with distances utilizing GN Nettest software reports. Figure "B" attached.

     - Visual OTDR test results reported using either PC-3000 software or GN Nettest software. Figure "C" attached.

9. SPLICING AT ACTIVE LOCATIONS

If splicing at active locations is required, special care and precautions are required. Close supervision and monitoring of this work is necessary and the provisions of these specs will be adhered to.

Fiber Technologies will identify all work locations where active fibers are present and identify which fibers within the able are active. Additionally, all work within a cable containing active fibers will be performed within a specific maintenance window.

Fiber Technologies will coordinate the time frames for the maintenance windows. Fiber Technologies will work closely with the customer to schedule the maintenance windows and notify customer of any possible changes in the schedule. Customers will receive a minimum (2) day notification prior to any work on active fibers.

Additionally, all Fiber Technologies splicing crews will be required to have on hand at time of splicing enough materials to make temporary and permanent repairs to active fibers damaged during the course of work.

In the event that active fibers are damaged during the course of work, Fiber Technologies splicing crews shall work as directed by Fiber Technologies Project Manager. Immediately take whatever steps are necessary to re-establish service on the active fibers and repair the damaged fibers. Submit a written report to Fiber Technologies Project Manager detailing the events leading up to the damage, the corrective actions taken and what steps will be implemented by subcontractor to prevent damage during future work.

10. RESTORATION

Upon notification of a possible damaged fiber, Fiber Technologies will dispatch technicians to site to locate damage. This process shall take no more than two
(2) hours. The technicians shall quickly assess the information provided by the local contact. A visual inspection of the fiber to determine to what extent the fiber may be structurally damaged.

If no damage is apparent visually, the technician will proceed to the nearest location that allows him to perform an OTDR test. The technician will then calculate where the damaged fiber is located along the run and again visually inspect that length of cable.

All permanent restorations will be made at off peak use time of the fiber plant with coordination of all companies leasing fibers in that particular span. Fiber Technologies Project Manager will supervise all restoration efforts to ensure timeliness and quality of repair.

11. DELIVERY AND ACCEPTANCE BY LICENSEE

For each Route Segment, Grantor shall deliver to Licensee written notice of network completion to all Demarcation points in such Route Segment ("Delivery"). Grantor and Licensee will work together to coordinate end to end testing. If end to end testing is not complete within fifteen (15) days after Delivery notification, Grantor will provide test results for Grantor's fibers along same Route Segment from Demarcation Point to Demarcation Point ("Generic Test Results") within fifteen (15) days along such route. Licensee shall have fifteen
(15) days after receipt of test results (either end to end or generic) to confirm test results provided by the Grantor ("Acceptance Period"). Unless Licensee sends written notice of its objection to the test results of the Grantor within the Acceptance Period, which sets forth the manner in which the Cable has failed to comply with the Cable Parameters or the standards set forth herein, Licensee shall be deemed to have accepted the Route Segment and Grantor may initiate invoicing for the Route Segment from the date of Acceptance. If Licensee sends a notice of the non-acceptance, Grantor shall take necessary action to restore or repair the Cable to the required acceptance standard and shall deliver to Licensee written test results thereof. Upon such delivery the Acceptance Period shall recommence. Licensee shall accept all Licensee Fibers, which conform to the Cable Parameters set forth in Exhibit "B" and the standards set forth in this Exhibit "D".

AMENDMENT ONE
EXHIBIT "G"

LIST OF CHOICE ONE REGIONAL SWITCH CENTERS

CONFIDENTIAL AND PROPRIETARY

                [Confidential Treatment sought for this Schedule]